Exhibit 5.1

Becker & Poliakoff 1 East Broward Blvd. Suite 1800 Ft. Lauderdale, FL 33301

April 4, 2025

Newsmax, Inc.

750 Park of Commerce Drive, Suite 100

Boca Raton, FL 33487

Re:	Newsmax, Inc. -- Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Newsmax, Inc., a Florida corporation (“Newsmax” or the “Company”), in connection with the filing on April 4, 2025, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the offer and sale from time to time by the Selling Stockholders (as defined in the Registration Statement) of up to 121,288,655 shares (“Shares”) of Class B common stock, $0.001 par value per share, of the Company (the “Class B Common Stock”), comprised of (i) 81,449,358 shares of Class B Common Stock issued to the holders of 45,000 shares of Series B Preferred Stock acquired by the holders thereof in a private placement upon the automatic conversion thereof (the “Private Placement Shares”), (ii) up to 39,239,297 shares of Class B Common Stock (the “Conversion Shares”) issuable upon the conversion, in whole or part, from time to time, of up to 39,239,297 shares of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), at the option of the holder at any time upon written notice to the Company, and (iii) up to 600,000 shares of Class B Common Stock (the “Warrant Shares”) issuable upon exercise, in whole or part, from time to time, of that certain Series B Convertible Preferred Stock Purchase Warrant (the “Warrant”), to be sold by the Selling Stockholders from time to time following notice of effectiveness of the Registration Statement by the Commission or its staff by delegated authority.

We note that this opinion letter is not an opinion with respect to the Registration Statement or any matter pertaining to the Company that may arise under or in connection with the offer or sale of the Shares by the Selling Stockholders, except as expressly addressed in our opinions contained herein.

This opinion letter is furnished to you in connection with the Registration Statement at your request and with your consent in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter. The opinions expressed herein are to be governed by the laws of the State of Florida, including without limitation, chapter 607, Florida Statutes, as in effect as of the date of this opinion letter (“Florida Laws”), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein.

Newsmax, Inc.

April 4, 2025

For purposes of the opinions expressed herein, we have examined and, with your permission, relied upon the Registration Statement, including the exhibits thereto, on file with the Commission as of the date of this opinion letter, and the Warrant, and such other agreements, instruments and other documents, and made such examinations of law, as we have deemed appropriate to give the opinions expressed below.

As to various questions of fact material to the opinions rendered herein, we have relied, with your permission, upon the representations contained in the Registration Statement and the Warrant, a certificate of an authorized officer of the Company (the “Company Certificate”), and such other documents as deemed necessary by us for purposes of rendering the opinions expressed herein.

In connection with rendering the opinions set forth in this opinion letter, we have reviewed originals or copies of the following documents:

(a)	the Amended and Restated Articles of Incorporation (the “A&R Articles”) in the form on file with the Secretary of State of the State of Florida (the “Secretary of State”);

(b)	the Amended and Restated Bylaws (the “A&R Bylaws”) in the form filed (by incorporation by reference) as Exhibit 3.2 to the Registration Statement;

(c)	Unanimous Written Consent of the Board of Directors of the Company, effective as of December 21, 2023, relating to engagement of Digital Offering LLC as underwriter for the private placement of the securities of the Company;

(d)	the Unanimous Written Consent of the Board of Directors of the Company, effective as of March 28, 2025, relating to the Registration Statement and the transactions contemplated thereby; and

(e)	the Certificate of Status for the Company dated April 2, 2025, issued by the Secretary of State of the State of Florida.

The documents referred to in items (a) and (b) are sometimes hereinafter collectively referred to as the “Governance Documents;” the document referred to in items (c) and (d) are sometimes hereinafter referred to as the “Authorizing Resolutions;” and the document referred to in item (d) is sometimes hereinafter referred to as the “Good Standing Certificate.”

In rendering the opinions set forth herein, we have relied, with your consent and without investigation, on each of the following assumptions as relevant: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the Warrant; (b) the legal existence of each party to or described in the Registration Statement, and the Warrant other than the Company; (c) the power of each party to the agreements, instruments or other documents (“Documents”) referred to or incorporated into the Registration Statement and in the Warrant to execute, deliver and perform all such Documents that are or will be executed and delivered by such party and to do each other act done or to be done by such party, other than the Company; (d) the authorization, execution and delivery by each party of each Document, other than the Company, in the form reviewed by us as executed and delivered or to be executed and delivered by such party; (e) the validity, binding effect and enforceability as to each party, other than the Company, of each Document executed and delivered by such party or to be executed and delivered and of each other act done or to be done by such party; (f) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (g) the truthfulness of each statement as to all factual matters; (h) each certificate or other document issued by a public authority is accurate, complete and authentic as of the date of the opinion letter, and all official public records (including their proper indexing and filing) are accurate and complete; (i) the Governance Documents and Authorizing Resolutions are not rescinded, supplemented, amended or modified from the forms adopted or reviewed by us and (j) all necessary consents, approvals, authorizations, registrations, declarations and filings, governmental or otherwise, and all other conditions precedent with respect to the legal and valid execution and delivery of, and performance under Registration Statement, and the Warrant and have been obtained, made, satisfied or have occurred, including that the Registration Statement and any amendments thereto (including post-effective amendments) have been declared effective by the Commission or its Staff by delegation, and are in full force and effect.

Newsmax, Inc.

April 4, 2025

For purposes of our opinions set forth in opinion paragraph 2 below, we have assumed that before the Conversion Shares are issued, the Company does not issue shares of Class B Common Stock or reduce the total number of shares of Class B Common Stock that the Company is authorized to issue under the A&R Articles such that the number of shares of Class B Common Stock authorized under the A&R Articles is less than the number of Conversion Shares.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications contained herein, we are of the opinion that:

1. The Private Placement Shares have been duly authorized and validly issued and are fully paid and non-assessable.

2. The Conversion Shares have been duly authorized and, when issued upon conversion by the holder of the Class A Common Stock, will be validly issued, fully paid and non-assessable.

3. The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrant by the holder thereof pursuant to the terms of the Warrant upon payment to the Company of the required consideration therefore in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

We have not been engaged to examine, nor have we examined, the Registration Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the Securities Act, the rules and regulations of the Commission or the requirements of Form S-1 promulgated under the Securities Act, and we express no opinion with respect thereto. Our foregoing opinions are strictly limited to Florida Laws, expressly excluding federal laws of the United States of America and Florida Laws relating to the offering and sale of securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Offering Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required by Section 7 of the Securities Act.

Newsmax, Inc.

April 4, 2025

We assume no obligation to update or supplement any of the opinions set forth herein to reflect any change of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Becker & Poliakoff, P.A.
Becker & Poliakoff, P.A.